                                                                  Exhibit 10.31

                                     KEYCORP
                        EXCESS CASH BALANCE PENSION PLAN

                                    ARTICLE I
                                    ---------

                                    THE PLAN
                                    --------

         The KeyCorp Excess Cash Balance Pension Plan ("Plan") originally established effective January 1, 1995, is hereby amended and restated in its entirety effective August 1, 1996. The Plan as herein amended and restated supplements the pension benefits of certain selected key employees of KeyCorp and its subsidiaries who are covered by the Plan in accordance with the terms hereof. It is the intention of KeyCorp and of the Participants covered under the Plan, that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

2.1 MEANINGS OF DEFINITIONS. As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

      (a) "BENEFICIARY" shall mean the Participant's surviving spouse who is entitled to receive the benefit hereunder in the event the Participant dies before his or her Excess Pension Benefit shall have been distributed to him or her.

      (b) "CREDITED SERVICE" shall be calculated by measuring the period of service commencing on the Participant's Employment Commencement Date and Re-Employment Commencement Date, if applicable, and ending on the Participant's Severance from Service Date, and shall be computed based on each full month during which time the Employee is employed by an Employer.

      (c) "COMPENSATION" of a Participant for any Plan Year or any partial Plan Year in which the Participant incurs a Severance From Service Date shall mean the entire amount of compensation paid to such Participant during such period by reason of his employment as an Employee, as reported for federal income tax purposes, or which would have been paid except for (1) the timing of an Employer's payroll processing operations, (2) the Participant's written election to defer receipt of compensation during the Plan Year, (3) the provisions of the KeyCorp 401(k) Savings Plan, or (4) the provisions of the KeyCorp Flexible Benefits Plan provided, however, that the term shall not include:

              (i) any amount attributable to the Participant's exercise of stock appreciation rights and the amount of any gain to the Participant upon the exercise of stock options;

              (ii) any amount attributable to the Participant's receipt of non-cash remuneration whether or not it is included in the Participant's income for federal income tax purposes;

              (iii) any amount attributable to the Participant's receipt of moving expenses and any relocation bonus paid to the Participant during the Plan Year;

              (iv) any amount attributable to a lump sum severance payment paid by an Employer or the Corporation to the Participant;

              (v) any amount attributable to fringe benefits (cash and non-cash),

              (vi) any amount attributable to any bonus or payment made as an inducement for the Participant to accept employment with an Employer,

              (vii) any amount attributable to salary deferrals paid to the Participant during the Plan Year, which have been previously included as Compensation under the Plan during the Plan Year or any prior Plan Year,

              (viii) any amount paid to the Participant during the Plan Year which is attributable to interest earned on Compensation deferred under a plan of an Employer or the Corporation; and

              (ix) any amount paid for any period after the Participant's termination or retirement date.

         In the case of a Disabled Participant, such Participant's Compensation for each year while Disabled shall equal an amount which shall reflect the Participant's Compensation for the calendar year preceding the date of the Participant's Disability.

         (b) "CORPORATION" shall mean KeyCorp, an Ohio corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

         (c) "EMPLOYEE" shall mean a person who is regularly employed by an Employer provided, however, that the term Employee shall specifically exclude those individuals who are participants in a KeyCorp-sponsored Supplemental Retirement Plan.

         (d) "EMPLOYER" shall mean KeyCorp and all of its subsidiaries or affiliates unless specifically excluded as an Employer for Plan purposes by written action by an officer of the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation as the Plan Administrator, and each Employer shall be deemed to appoint the Plan Administrator as its exclusive agent under the Plan.

         (e) "EXCESS PENSION BENEFIT" shall mean the pension benefit payable pursuant to the terms of this Plan to a Participant meeting the eligibility requirements of Section 3.1 of the Plan.

         (f) "INTEREST CREDIT" shall mean the rate at which a Participant's Opening Account Balance as provided for under Section 3.3 of the Plan, is periodically increased with interest. The Interest Credit allocated to a Participant's Opening Account Balance shall be determined based on one-quarter of the effective annual calendar-year interest rate equal to the average (rounded to the nearest one-hundredth of one percent) 5-year United States Treasury Bill rate in effect each month during the twelve (12) month period ending on October 31 or the last business day in October of the preceding calendar year. The procedures to determine such Interest Credit shall be determined by the Pension Trust Oversight Committee, and the Pension Trust Oversight Committee in its sole and exclusive discretion may modify the Interest Credit to be allocated under this Plan. Interest Credits shall cease accruing as of the Participant's retirement or termination date.

         (g) "PARTICIPANT" shall mean an Employee who is a participant in the Pension Plan and who is selected by the Corporation to become a Participant in the Plan, and whose participation in the Plan has not been terminated by the Corporation.

         (h) "PENSION PLAN" shall mean the KeyCorp Cash Balance Pension Plan as the same shall be in effect on the date of a Participant's retirement, death, Disability or other termination of employment.

         (i) "SUPPLEMENTAL RETIREMENT PLAN" shall mean the KeyCorp Supplemental Retirement Plan (formerly known as the Society Corporation Supplemental Retirement Plan), the KeyCorp Supplemental Retirement Benefit Plan, and the KeyCorp Supplemental Retirement Benefit Plan for Key Executives, with all amendments, modifications, and supplements which may be made thereto.

         All other capitalized and undefined terms used herein shall have the meanings given them in the Pension Plan, unless a different meaning is plainly required by the context.

         The masculine gender includes the feminine, and singular references include the plural, unless the context clearly requires otherwise.

                                   ARTICLE III
                                   -----------

                             EXCESS PENSION BENEFIT
                             ----------------------

3.1 ELIGIBILITY. Subject to the provisions of Article V hereof, a Participant shall be eligible for an Excess Pension Benefit hereunder if the Participant (i) retires on or after age 65 with five or more years of Credited Service, (ii) terminates employment with an Employer on or after age 55 with ten or more years of Credited Service, (iii) terminates his active employment with an Employer upon becoming Disabled after completing five or more years of Credited Service and disability benefits have ceased under the KeyCorp Long-Term Disability Plan due to the Participant's election for an Early or Normal Retirement under the Pension Plan, or (iv) dies after completing five years of Credited Service, and has a Beneficiary who is eligible for a benefit under the Pension Plan.

3.2 AMOUNT OF EXCESS PENSION BENEFIT. The Excess Pension Benefit payable to a Participant shall be in such amount as is required, when added to the Accrued Benefit payable in lump sum form to the Participant under the Pension Plan as of the Participant's retirement or termination date, to produce a lump sum cash aggregate benefit equal to the benefit which would have been payable under the Pension Plan formula in lump sum form to the Participant if the limitations of
Section 415 of the Code and Section 401(a)(17) of the Code had not been in effect with regard to the Participant's Compensation, as defined herein. For purposes of this Section 3.2 hereof, the term "Pension Plan formula" means the method of calculating a Participant's pension benefit as reflected in Article IV of the Pension Plan, and shall not include any Predecessor Plan grandfathered benefit formulas.

3.3 OPENING ACCOUNT BALANCE.

    (1) Effective January 1, 1995, all "Employees" (other than "Grandfathered Employees") as defined in the Society Corporation Supplemental Retirement Plan, as amended and restated as the KeyCorp Supplemental Retirement Plan ("Supplemental Retirement Plan") whose Supplemental Retirement Plan benefit was valued as of January 1, 1995 in the form of a lump sum cash benefit and thereafter the value of which was transferred to this Plan pursuant to the provisions of Article IX of the Supplemental Retirement Plan, shall have the value of such lump sum cash benefit reflected in a bookkeeping opening account balance ("Opening Account Balance") established for such Participant. Such Opening Account Balance shall be credited with Interest Credit as of the last day of each calendar quarter, based on the value of the Participant's Opening Account Balance as of the first day of the applicable quarter, provided, however, that no Interest Credit shall be allocated to the Participant's Opening Account Balance on or after the Participant's benefit distribution date. A Participant's entitlement to such Opening Account Balance shall be governed by the eligibility provisions of
    Section 3.1 of this Plan, and the value of the opening account balance shall be added to and become a part of such Participant's Excess Pension Benefit, which shall be payable in accordance with the terms of this Plan.

    (2) Effective January 1, 1995, all participants in the Ameritrust Corporation Excess Benefit Plan and all participants in the Ameritrust Corporation Deferred Compensation Plan (hereinafter collectively referred to as "Ameritrust Plan"), whose Ameritrust Plan benefit was valued as of January 1, 1995, in the form of a lump sum cash benefit and thereafter the value of which was transferred to this Plan shall have the value of such lump sum cash benefit reflected in a bookkeeping opening account balance ("Opening Account Balance") established for such Participant. Such Opening Account Balance shall be credited with Interest Credit as of the last day of each calendar quarter, based on the value of the Participant's Opening Account Balance as of the first day of the applicable quarter, provided, however, that no Interest Credit shall be allocated to the Participant's Opening Account Balance on or after the Participant's benefit distribution date. A Participant shall be fully vested in such Opening Account Balance, and the value of the Opening Account Balance shall be added to and become a part of such Participant's Excess Pension Benefit, which shall be payable in accordance with the terms of this Plan. If the Participant fails to meet eligibility requirements of Section 3.1 entitling Participant to an Excess Pension Benefit accruing under this Plan on and after January 1, 1995, the Participant shall nonetheless receive, at his or her termination date, the Participant's vested Opening Account Balance valued as of the Participant's termination date, which shall be paid pursuant to the benefit distribution (payment) options contained in Article IV of this Plan.

                                   ARTICLE IV
                                   ----------

                        PAYMENT OF EXCESS PENSION BENEFIT
                        ---------------------------------

4.1 IMMEDIATE PAYMENT UPON TERMINATION OR RETIREMENT OF PARTICIPANT. Subject to the provisions of Section 4.2 hereof, a Participant meeting the age and service eligibility requirements of Section 3.1 shall receive an immediate distribution of his or her Excess Pension Benefit upon the Participant's retirement or termination of employment, in the form of a lump sum cash payment, unless the Participant elects in writing, a minimum of one year prior to his or her retirement or termination date to receive payment of his or her Excess Pension Benefit under a different form of payment. The forms of payment from which a Participant may elect shall be identical to those forms of payment specified in the Pension Plan.

    The Excess Pension Benefit payable to a Participant in a form other than a lump sum payment shall be the actuarial equivalent to such lump sum cash payment. In making the determination provided for in this Article IV, the Corporation shall rely upon calculations made by the independent actuaries for the Pension Plan, who shall apply the actuarial assumptions and interest rate then in use under the Pension Plan for converting the form of payment elected by the Participant.

4.2 DEFERRED BENEFIT PAYMENT. A Participant who retires or terminates his or her employment with an Employer after meeting the age and service requirements of Section 3.1, may elect to defer receipt of his or her Excess Pension Benefit until a date specified by the Participant, provided (1) the Participant notifies the Corporation in writing of his or her deferral election a minimum of one year prior to the Participant's retirement or termination of employment, (2) the Participant specifies the future date on which such Excess Pension Benefit is to be distributed, and (3) the Participant commences his or her Excess Pension Benefit no later than the first day of the month immediately following the Participant's sixty-fifth (65th) birthday. The election to defer, once made by the Participant, shall be irrevocable.

    Notwithstanding the foregoing, in the case of a Participant's "unforeseeable emergency", upon written application by the Participant to the Corporation, the Corporation, in its sole discretion, may accelerate the distribution of the Participant's deferred Excess Pension Benefit. For purposes of this Section 4.2, the term "unforseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant if such premature distribution were not permitted.

4.3 PAYMENT UPON DEATH OF PARTICIPANT.

    (a) Upon the death of a Participant who has met the service requirement of
Section 3.1, but who has not yet commenced distribution of his or her Excess Pension Benefit, there shall be paid to the Participant's Beneficiary the Excess Pension Benefit which the Participant would have been entitled to receive had he or she retired on his or her date of death and elected to receive his or her Excess Pension Benefit. Such Excess Pension Benefit shall be paid in the form of a lump sum cash payment.

    (b) In the event of a Participant's death after the Participant has commenced distribution of his or her Excess Pension Benefit, there shall be paid to the Participant's Beneficiary only those survivor benefits provided under the form of benefit payment elected by the Participant.

    The amendment set forth in paragraphs 1 and 2 shall be effective as of January 1, 1996. Except as herein specifically amended, the Plan shall remain in full force and effect.

4.4 PAYMENT UPON PARTICIPANT'S ATTAINMENT OF AGE 70-1/2. A Participant shall be required to commence distribution of his or her vested Excess Pension Benefit in conjunction with the distribution of the Participant's Pension Plan benefit, no later than April 1 of the calendar year following the year in which the Participant attains age 70-1/2.
                                      6

                                    ARTICLE V
                                    ---------

                         ELECTION BETWEEN PLAN BENEFITS
                         ------------------------------

5.1 PARTICIPANT ELECTION BETWEEN PLAN BENEFITS. A Participant meeting the eligibility requirements for an Excess Pension Benefit, who is also a participant in, and meets the eligibility requirements for a plan benefit under the KeyCorp Executive Supplemental Pension Plan, shall be required, prior to the Participant's retirement or termination date, to elect a benefit from either this Plan, or from the KeyCorp Executive Supplemental Pension Plan. A Participant's failure to elect between Plan benefits prior to the Participant's retirement or termination date shall result in an automatic default election by the Participant of an Excess Pension Benefit under the Plan, to be paid to the Participant as of his or her retirement or termination date in the form of a lump sum cash payment.

5.2 BENEFICIARY ELECTION BETWEEN PLAN BENEFITS. If a Participant dies after having met the eligibility requirements for an Excess Pension Benefit, and the Participant at the time of his or her death also is a Participant in the KeyCorp Executive Supplemental Pension Plan and eligible for a benefit under the KeyCorp Executive Supplemental Pension Plan, the Participant's Beneficiary shall be required to elect a death benefit from either this Plan or from the KeyCorp Executive Supplemental Pension Plan, but in no event may the Participant's Beneficiary elect a benefit under both this Plan and the KeyCorp Executive Supplemental Pension Plan. The terms of each respective Plan shall control the form of payment which may be elected by the Participant's Beneficiary.

    A beneficiary's failure to elect between Plan benefits within 120 days from the date of the Participant's death shall result in an automatic default election by the Beneficiary of an Excess Pension Benefit under this Plan, to be paid to the Beneficiary in a cash lump sum payment.


                                   ARTICLE VI
                                   ----------

                                 ADMINISTRATION
                                 --------------

6.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review,
(c) to resolve all other questions arising under the Plan, including any questions of construction, and (d) to take such further action as the Corporation shall deem advisable in the administration of the Plan. All findings, decisions and determinations of any kind made by the Corporation shall not be disturbed unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Corporation shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of
Section 6.2. The Plan Year, for purposes of Plan administration, shall be the calendar year.

6.2 CLAIMS REVIEW PROCEDURE. Whenever the Corporation decides for whatever reason to deny, whether in whole or in part, a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant"), the Corporation shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which the Claimant receives such notice, Claimant may obtain review of the decision of the Corporation in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or Claimant's authorized representative may request that the claim denial be reviewed by filing with the Corporation a written request therefore, which request shall contain the following information:

    (i) the date on which the request was filed with the Corporation; provided, however, that the date on which the request for review was in fact filed with the Corporation shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (i);

    (ii) the specific portions of the denial of the Claimant's claim which the Claimant requests the Corporation to review;

    (iii) a statement by the Claimant setting forth the basis upon which Claimant believes the Corporation should reverse its previous denial of the Claimant's claim and accept the Claimant's claim as made;

    (iv) any written material which the Claimant desires the Corporation to examine in its consideration of the Claimant's position as stated pursuant to paragraph (iii) above.

    In accordance with this Section, if the Claimant requests a review of the Corporation's decision, such review shall be made by the Corporation, which shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the

Corporation shall not be modified unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Corporation shall be binding on the Claimant and upon all other Persons. If the Participant or Beneficiary shall not file written notice with the Corporation at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.


                                   ARTICLE VII
                                   -----------

                                     FUNDING
                                     -------

    All benefits paid under the Plan shall be payable solely out of the general assets of the Corporation. The Corporation shall have no obligation to establish a trust or fund to fund its obligation to pay benefits under the Plan or to insure any benefits under the Plan. Notwithstanding any provision of this Plan, the Corporation may, in its sole discretion, combine the payment due and owing under this Plan with one or more other payments owing to a Participant or the Participant's Beneficiary under any other plan, contract, or otherwise (other than any payment due under the Pension Plan), in one check, direct deposit, wire transfer, or other means of payment.

                                  ARTICLE VIII
                                  ------------

                            AMENDMENT AND TERMINATION
                            -------------------------

    The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors, or any duly authorized Committee of such Board of Directors; provided, however, that no such action shall adversely affect any Participant who has met the age and service requirements of Section 3.1, or any Participant or Participant's Beneficiary who is receiving, or who is eligible to receive an Excess Pension Benefit hereunder, unless an equivalent benefit is provided under the Pension Plan or another plan maintained by an Employer.


                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

9.1 INTEREST OF PARTICIPANT. The obligation of an Employer under the Plan to provide a Participant or the Participant's Beneficiary with an Excess Pension Benefit merely constitutes the unsecured promise of his Employer to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim on, any property of an Employer.

9.2 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than Participants and Participants' Beneficiaries who become entitled to a benefit under the Plan.

9.3 RESTRICTIONS ON ALIENATION. Except to the extent permitted by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign, (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

9.4 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary, or any officer of the Corporation or a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, except in circumstances involving his or her bad faith or willful misconduct.

9.5 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

9.6 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

9.7 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant or Participant's Beneficiary any documents, reports, returns statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

9.8 WITHHOLDING. The Corporation shall withhold any tax required by any present or future law to be withheld from any payment hereunder to any Participant or Participant's Beneficiary.

9.9 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of the Act, the Code, and to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

9.10 PARTIES BOUND. The Plan shall be binding upon the Employer, all Participants, or Participants' Beneficiaries, and the executors, administrators, successors, and assigns of each of them.

9.11 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

         Executed at Cleveland, Ohio, to be effective as of the first day of August, 1996.

                                        KEYCORP


                                        By:
                                           ----------------------------------
                                     Title:
                                           ----------------------------------